Exhibit 5.1

                           [Cozen O'Connor letterhead]

December 10, 2010

Pacific Bepure Industry Inc.
No. 78 Kanglong East Road, Yangdaili, Chendai Township
Jinjiang City, Fujian Province, P. R. China

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Pacific Bepure Industry Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering a total of 560,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares"), issuable pursuant to the Company's 2010 Stock Option Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares to be issued under the Plan. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

     In rendering this opinion, we have examined: (i) the Certificate of Incorporation and Bylaws of the Company, each as presently in effect; (ii) resolutions of the Company's Board of Directors or committees thereof, (iii) the Registration Statement, and (iv) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

     Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares to be issued under the Plan have been duly authorized by all necessary corporate action of the Company, and, upon the issuance and delivery of, and payment for, the Shares in the manner contemplated by the Plan and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, if applicable, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.

                                          Very truly yours,


                                          /s/ Cozen O'Connor
                                          ----------------------------------
                                          Cozen O'Connor